EXHIBIT 4.2
                                                                     -----------

                        CONTINGENT STOCK PURCHASE WARRANT
                        ---------------------------------


         This CONTINGENT STOCK PURCHASE WARRANT ("Warrant") is issued as of the ____ day of February, 2001 by DYNAGEN, INC., a Delaware corporation (the "Company"), to ARGOSY INVESTMENT PARTNERS, L.P. ("Argosy"), a Pennsylvania limited partnership (Argosy and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                   AGREEMENT:

         1. ISSUANCE OF WARRANT; TERM. For and in consideration of ARGOSY INVESTMENT PARTNERS, L.P. permitting the assumption of an existing loan to the Company and in consideration of the other settlements and agreements evidenced by that First Amended and Restated Loan Agreement of even date herewith among the Company, RXBAZAAR.COM, INC., a Delaware corporation; SUPERIOR PHARMACEUTICAL COMPANY, an Ohio corporation; ARGOSY; and FINOVA MEZZANINE CAPITAL INC. ("FINOVA"), a Tennessee corporation formerly known as SIRROM Capital Corporation, in its individual capacity and as Collateral Agent (as now existing and as may hereafter be amended, the "Loan Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase Eight Hundred Thirty Three Thousand Three Hundred Thirty Three (833,333) shares (the "Base Amount") of the Company's common stock (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." NOTWITHSTANDING ANY OTHER PROVISION HEREOF, THIS WARRANT SHALL NOT BE EXERCISABLE UNTIL JUNE 17, 2002, AND SHALL THEN AND THEREAFTER BE EXERCISABLE IF, AND ONLY IF, AS OF JUNE 17, 2002, THE "OBLIGATIONS" (AS DEFINED IN THE LOAN AGREEMENT) REMAIN UNPAID IN ANY AMOUNT. IF THE OBLIGATIONS ARE PAID IN FULL PRIOR TO JUNE 17, 2002 THIS WARRANT SHALL TERMINATE AND BE OF NO FURTHER EFFECT. The Company warrants and represents that it has formally reserved for issuance pursuant hereto the number of its common shares necessary to perform under this Warrant and that the number of shares shall be increased in the future if necessary to give effect to the antidilution provisions hereof.

         2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

         3. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) in whole or in part, upon delivery of written notice of intent to exercise to the Company in the manner at the address of the Company set forth in Section 13 hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder,
(a) by certified or bank check, (b) by the surrender of that Secured Promissory Note of this date made by the Company payable to Holder in the original principal amount of $500,000 (the "Note") or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or
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(c) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to the aggregate Exercise Price. In the absence of an established public market for the Common Stock, fair market value shall be established by the Company's board of directors in a commercially reasonable manner. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

         4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

                  (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Boult, Cummings, Conners & Berry PLC is acceptable counsel). Transfer of the Shares shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the

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         compliance of the issuance of this Warrant and any shares of Common
         Stock issued upon exercise hereof with applicable federal and state securities laws.

                  (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

         6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering.

         7. OBSERVATION RIGHTS. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note and by that Unconditional Guaranty of this date executed by the Company in favor of Holder have been paid in full.

         8. ADJUSTMENT UPON ISSUANCES OR CHANGES IN CAPITAL STOCK.

                  (a) In the case of any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event (each a "Recapitalization Event") occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares which such Holder would have been entitled to receive if immediately prior to such Recapitalization Event this Warrant had been exercised.

                  (b) In the case of any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event (each a "Reorganization Event") occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such Reorganization Event.

                  (c) If any adjustment pursuant to this Section 8 would create a fractional share of Common Stock (or other security) or a right to acquire a fractional share of Common Stock (or other security), such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

                  (d) Whenever there shall be (i) an issuance of securities by the Company (whether or not requiring an adjustment pursuant to Section 8(a)) or (ii) a record date or closing date set for a Recapitalization Event, Reorganization Event or similar event or (iii) an adjustment pursuant to this Section 8, the Company shall immediately notify the Holder(s) of this Warrant in writing of such issuance or adjustment, setting forth in reasonable detail the event requiring the notice and the method by which an adjustment, if any, was calculated.

         9. INTENTIONALLY LEFT BLANK.

         10. Registration.

                  (a) The Company and the Holder of the Warrant and the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for inclusion of the Shares a secondary offering (including its initial public offering), and to the extent that it is not prohibited contractually under agreements in effect as of the date hereof from including the Shares therein, it will give notice in writing to such effect to the Holder(s) at least thirty (30) days prior to such filing or as soon thereafter as is practicable, and, at the written request of any such registered holder, made within ten
         (10) days after the receipt of such notice, will include therein at the Company's cost and expense, but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such Holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The Company may terminate or withdraw any registration statement initiated by it and described in this Section 10(a), provided, that if a Holder of Shares has made a request under this Section 10(a), the Company may do so only if the Board of Directors has reasonably determined that proceeding with the registration statement would not be in the best interests of the Company.

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

                  (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the Securities and Exchange
                  Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                           (ii) Prepare and file with the Commission such
                  amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                           (iii) Furnish to the selling Holder(s) such numbers
                  of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                           (iv) Use its best efforts to register and qualify
                  under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) Promptly notify each selling Holder of the
                  happening of any event as a result of which the prospectus included in such registration statement contains

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

                  an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                           (vi) Provide a transfer agent and registrar for all
                  such Shares not later than the effective date of such registration statement.

                           (vii) Enter into such customary agreements (including
                  underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                           (viii) Promptly notify the selling Holder(s) of the
                  following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

                           (ix) Use commercially reasonable efforts to prevent
                  the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                           (x) Cooperate with the selling Holder(s) to
                  facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and, upon receipt of satisfactory confirmation on behalf of the Holder of the sale of such Shares pursuant to the registration statement and in accordance with the plan of distribution described therein.

                           (xi) Provide a CUSIP number for all the Shares not
                  later than the effective date of the registration statement.

                           (xii) Otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or

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

                  ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

                  (c) (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

                  (d) The Company's obligations under Section 10(a) above with respect to each Holder of Shares are expressly conditioned upon such Holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement.

                  (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

                  (f) In connection with any registration or qualification of securities under this Section 10, the Company agrees to indemnify the Holder hereof and the holders of any shares of Common Stock issuable upon the exercise hereof and each underwriter thereof, including each person, if any, who controls the holder or such stockholder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and the costs, fees and expenses of legal counsel) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the holder or any such stockholder or underwriter expressly for use therein. The Company and each officer, director and controlling person of the Company shall be indemnified respectively by the Holder of this Warrant and by the holders of any Shares for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation and the costs, fees and expenses of legal counsel) caused by any such untrue, or alleged untrue, statement or any such omission or alleged omission, based upon information furnished in writing to the Company by the Holder hereof or any such stockholder expressly for use therein, provided that the liability of each Holder hereof or any such stockholder shall be limited to the dollar amount of the net proceeds of the Shares actually sold by such Holder pursuant to the registration statement.

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                           (i) The indemnifying party shall be entitled to
                  participate in and, to the extent it may wish, jointly with any other indemnifying party, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be withheld unreasonably.

                           (ii) The reimbursements required to be made by the
                  Company pursuant to Seciton 10(f) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                           (iii) If the indemnificiation provided for in this
                  Section 10(f) is unavailable or insufficient to hold harmless an indemnified party in respect to any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder of this Warrant and the holders of any Shares, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The Company and the Holder of this Warrant agree that it would not be just and equitable if contribution prusuant to this Section 10(f)(iii) were determined by any method of allocation which did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10(f)(iii), in no event shall the amount contributed by the Holder of this Warrant or the holder of any Shares exceed the net proceeds received by such person from the sale of Shares to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                           (iv) Each Holder of this Warrant and each holder of
                  Shares, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this Section 10(f).

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         11. CERTAIN NOTICES. In case at any time the Company shall propose to:

                  (a) declare any cash dividend upon its Common Stock;

                  (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

                  (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

                  (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

                  (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

         then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         12. ARTICLE AND SECTION HEADINGS. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

         13. NOTICE. Notices shall be given respecting this Warrant in the manner set forth in the Loan Agreement.

         14. SEVERABILITY. If any provisions(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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         15. ENTIRE AGREEMENT. This Warrant between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

         16. GOVERNING LAW AND AMENDMENTS. This Warrant shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         17. COUNTERPARTS. This Warrant may be executed in any number of counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

         18. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. The Company hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Holder may be a party and which concerns this Warrant. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee unless Holder agrees to the contrary in writing.

         19. WAIVER OF TRIAL BY JURY. HOLDER AND THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT.

         20. EQUITY PARTICIPATION. This Warrant is issued in connection with the Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. ss.47-24-101, et seq. and that equity participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.




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

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                    COMPANY:

                                    DYNAGEN, INC.,
                                    a Delaware corporation

                                    By:_______________________________________
                                       Title:___________________________________



                                     HOLDER:

                                     ARGOSY INVESTMENT PARTNERS, L.P.
                                     a Pennsylvania Limited Partnership

                                     By: Argosy Associates, L.P., its general
                                         partner

                                         By:_________________________________
                                         Title:_______________________________













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